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                                                                    EXHIBIT 99.8

                        [LETTERHEAD OF UBS WARBURG LLC]

     UBS Warburg LLC ("UBS Warburg") hereby consents to the inclusion of the opinion letter of UBS Warburg as Annex 8 to, and to the reference thereto under the captions "SUMMARY -- Opinions of ABN AMRO Incorporated and UBS Warburg LLC" and "THE SPLIT-OFF AND MERGER AND RELATED TRANSACTIONS -- Opinions of ABN AMRO Incorporated and UBS Warburg LLC" in, the Proxy Statement/Prospectus of Inverness Medical Technology, Inc. ("Inverness") and Johnson & Johnson relating to the proposed restructuring, split-off and merger transaction involving Inverness and Johnson & Johnson, which proxy statement/prospectus is part of the Registration Statement on Form S-4 of Johnson & Johnson and the Registration Statement on Form S-4 of Inverness Medical Innovations, Inc. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          By: /s/    UBS WARBURG LLC
                                            ------------------------------------
                                                      UBS WARBURG LLC

New York, New York
August 10, 2001